UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 21, 2020

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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Nevada	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Crexendo Inc., (“Company” or “”Borrower”), applied for and received a loan (the “Loan”) from Infinity Bank (the “Lender”) in the aggregate principal amount of $1,000,626, pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020. The Loan was funded on April 21, 2020.

The Loans is evidenced by a promissory note (a “Note”) dated April 21, 2020 issued by the Borrower to the Lender. The first payment is due seven months from the date of initial cash disbursement (which is the initial deferral period as specified under the PPP) the Note bears interest at a rate of 1.00% per annum. The Note may be prepaid by Borrower at any time prior to maturity with no prepayment penalties. Proceeds from the Loans will be available to Borrower to fund designated expenses, including certain payroll costs, group health care benefits and other permitted expenses, in accordance with the PPP. Under the terms of the PPP, up to the entire amount of principal and accrued interest may be forgiven to the extent Loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration under the PPP. The Company intends that the Borrower will use their entire Loan amount for designated qualifying expenses and to apply for forgiveness of the Loan in accordance with the terms of the PPP. No assurance can be given that the Borrowers will obtain forgiveness of the Loan in whole or in part. The Company who had taken the "Keep Americans Connected Pledge" and agreed not to stop any Crexendo customer's business or residential phone service for non-payment during the applicable period intends not to furlough employees while customers may have difficulty making payments.

With respect to any portion of either Loan that is not forgiven, the Loan will be subject to customary provisions for a loan of this type, including customary events of default relating to, among other things, payment defaults, breaches of the provisions of the applicable Note.

The foregoing description of the SBA Loan and the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
Description
10.1
Note issued by Crexendo, Inc. to. Infinity Bank

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements concerning the Company’s expectations, anticipations, intentions, or beliefs regarding the Loan. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including financial market conditions; actions by the Loan parties; changes by the Small Business Association or other governmental authorities regarding the CARES Act, the Payroll Protection Program or related administrative matters; the Company’s and Borrower’s ability to comply with the terms of the Loan and the CARES Act, including to use the proceeds of the Loan as described herein; and other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2020, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Dated: April 21, 2020	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer